EXHIBIT 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of GEOMET INC. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Agreement on the date set forth below.
Date: August 22, 2008
YORKTOWN ENERGY PARTNERS IV, L.P.

By:	Yorktown IV Company LLC

	By:	/s/ Bryan H. Lawrence
	Name:	Bryan H. Lawrence
	Title:	Member

YORKTOWN IV COMPANY LLC

By:	/s/ Bryan H. Lawrence
Name:	Bryan H. Lawrence
Title:	Member